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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 15, 2003

DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Indiana	0-20625	35-1898425
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)
600 East 96th Street Suite 100 Indianapolis, IN 46240 (Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (317) 808-6000

Item 7.    Financial Statements and Other Exhibits

        (c)   The following exhibits are filed with this Report pursuant to Regulation S-K Item 601 in lieu of filing the otherwise required exhibits to the registration statement on Form S-3 of the Registrant, file no. 333-100571, under the Securities Act of 1933, as amended (as amended, the "Registration Statement"), and which, as this Form 8-K filing is incorporated by reference in the Registration Statement, are set forth in full in the Registration Statement.

Exhibit Number	Exhibit
1.1	Terms Agreement dated May 15, 2003.
4	Thirteenth Supplemental Indenture dated as of May 22, 2003, including form of global note evidencing 4.625% Senior Notes due 2013.
5	Opinion of Alston & Bird LLP, including consent.
12.1	Ratio of Earnings to Combined Fixed Charges and Preferred Unit Dividends.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP By: Duke Realty Corporation, its general partner
By:	/s/ MATTHEW A. COHOAT Matthew A. Cohoat Senior Vice President and Corporate Controller

Dated:    May 22, 2003

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  Item 7. Financial Statements and Other Exhibits
SIGNATURES